                                                                Exhibit 16(h)

SCHWAB ONESOURCE PORTFOLIOS -
INTERNATIONAL
TOTAL RETURN FOR THE PERIOD FROM:  INCEPTION
                                   (10/16/96)
                                   THROUGH
                                   2/28/97


                                -----------------------------------------------------------------------------------------
                                             DISTRIBUTION                 DIVIDENDS     DIVIDENDS       TOTAL
                                PERIOD          FACTOR          NAV          ($)        (SHARES)        SHARES
                                -----------------------------------------------------------------------------------------
BEGINNING NAV AND SHARES:       11/1/96                        $10.00           0             0         1,000.000
                                12/96           $0.173          10.08     $173.00        17.163         1,017.163
                                1/97                                            0             0         1,017.163

ENDING NAV AND SHARES:          2/28/97                        $10.42           0             0         1,017.163
                                -----------------------------------------------------------------------------------------
ENDING REDEEMABLE VALUE:        $10,598.84

TOTAL RETURN:                   5.99%
